Exhibit 99

Investor Contact	Media Contact
Kelly Pasterick	Monica Orbe
+ 1 212 836-2674	+ 1 212 836 2632
Kelly.Pasterick@alcoa.com	Monica.Orbe@alcoa.com
Sonya Elam Harden
+ 1 864 836 2078
Sonya.Harden@alcoa.com

Alcoa to Close Portovesme Smelter in Italy

New York, August 25, 2014 — Alcoa (NYSE:AA) today announced that it intends to permanently close its Portovesme (Carbonia-Iglesias, Italy) primary aluminum smelter, which has been curtailed since November 2012. The closure will reduce Alcoa’s global smelting capacity by 150,000 metric tons to 3.6 million metric tons per year.

The Portovesme smelter was curtailed in 2012 because it was one of the highest cost smelters in the Alcoa system and had limited prospects for becoming competitive.

“The fundamental reasons that made the Portovesme smelter uncompetitive unfortunately have not changed,” said Bob Wilt, President, Alcoa Global Primary Products. “We will continue to meet the commitments made to our employees and our stakeholders, acting in good faith as we have always done.”

As committed to the government and unions, Alcoa has provided financial social support, along with outplacement and re-employment services for employees.

The closure is aligned with Alcoa’s strategy to create a globally competitive commodity business and lower its position on the world aluminum production cost curve to the 38th percentile by 2016.

Total restructuring-related charges for third quarter 2014 as a result of the closure are expected to be between $170 million and $180 million after-tax, or between $0.14 and $0.15 per share, of which approximately 60 percent is non-cash.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our 60,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance, and statements about Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Important factors that could cause Alcoa’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) the inability to complete the closure of the Portovesme smelter and remediation activities as planned or within the time period anticipated, whether due to changes in laws, regulations, governmental policies, or other factors; (b) changes in preliminary accounting estimates due to the significant judgments and assumptions required; (c) the inability to lower the company’s position on the world aluminum production cost curve and alumina refining cost curve as planned or within the time period anticipated, whether due to competitive factors, cost increases, delays in completing restructuring actions, or other reasons; and (d) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2013, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.